EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2022, with respect to the financial statements and supplemental information included in the Annual Report of Northwest Natural Gas Company Retirement K Savings Plan on Form 11-K for the year ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statement of Northwest Natural Holding Company on Form S-8 (File No. 333-180350-01).
/s/ GRANT THORNTON LLP
Chicago, Illinois
June 24, 2022